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                                                                  EXHIBIT 3(I)
                               RAYTHEON COMPANY
                     Restated Certificate of Incorporation

                             Dated August 26, 1987

                                 As Amended By
                           Certificate of Amendment
                           Dated September 27, 1995

Introductory:

The present name of this Corporation is Raytheon Company. It was originally incorporated under the name Raytheon Manufacturing Company, its original Certificate of Incorporation having been filed with the Secretary of State on May 22, 1928. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of Raytheon Company in accordance with the provisions of Section 245 of the Delaware Corporation Law on August 26, 1987. It only restates and integrates the provisions of Raytheon Company's Certificate of Incorporation and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented. There is no discrepancy between those provisions and the provisions of this Restated Certificate.

      First: The name of this corporation is Raytheon Company.

      Second: The principal office of the Corporation in the State of Delaware is located at No. 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 1209 Orange Street, Wilmington, Delaware.

      Third: The nature of the business and the objects and purposes to be transacted, promoted or carried on by the Corporation are:

      1. To invent, make, manufacture, purchase, or otherwise acquire, hold, own, sell, pledge, transfer, export, import, invest and trade and deal in goods, wares, merchandise, materials, machinery, apparatus and appliances of every character and description; including, but without limitation of the generality of the foregoing purpose, the business of manufacturing, buying, selling, designing, developing, disposing of, leasing and otherwise dealing in, availing of and turning to account, machinery, apparatus, appliances, devices, supplies, articles, parts and accessories and systems of every kind, including those appertaining to or in any wise connected with radio, phonographs, group address systems, railway signalling, wire transmission, electrical amplification, adaptation or rectification, and with gas tube devices, or with the generation, receipt, transmission, amplification, adaptation, regulation, control, application or use of electromagnetic waves, electrical variations and impulses, inductions and emanations, electricity, gas, sound, heat or any other agent or for the purpose of the transmission of sound, energy, intelligence, images, signals, or for the purpose of light, heat, cold, power, locomotion, or for any other use or purpose.


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      2. To broadcast, rebroadcast, transmit, retransmit, relay, receive, deliver and disseminate signals, messages, programs, announcements, music, instruction, news, entertainment, plays, photographs and/or pictures or images or any other form of entertainment or intelligence by means of radio, wire, wired radio, wired or wireless telephone and/or telegraph, including television, facsimile broadcasting, and any and all other types of broadcasting, rebroadcasting and/or relaying, mobile, fixed and point to point communications or other methods or means of transmitting, delivering or receiving music, sounds, words, images, pictures or other forms of entertainment or intelligence; to originate, arrange, produce, provide, lease, buy, sell and distribute, with or without compensation, broadcast programs, announcements and signals by means of electricity, light beams, magnetism or electromagnetic waves, variations, impulses or otherwise, to contract with and for, and buy and sell the services of, and act as booking agent for, speakers, musicians, entertainers and announcers of every kind and nature; to purchase and otherwise acquire and obtain exclusive and other interests in copyrights and rights of presentation and representation, and any other rights of or in plays, music, songs, speeches, pictures, and any other literary, artistic or entertaining compositions; and generally to own, use, buy, sell, distribute, lease, repair, install, construct, operate, maintain and generally to deal in transmitting, receiving, signalling, radio broadcasting, relay and reflector stations of every kind and description, and wire or wireless telegraph and telephone apparatus, equipment, devices and materials and all things employed therewith.

      3. To acquire, as a going concern or otherwise, and pay for in cash, stock or bonds of this Corporation or otherwise, the whole or any part of the business, good will, rights, or other assets and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, trust, association or corporation, and to continue the business so acquired, if one lawful for the Corporation to engage in, in its own name or otherwise.

      4. To apply for, obtain, purchase, lease or otherwise to acquire and to hold, use, own and introduce, and to sell, assign and otherwise deal in and dispose of, any trademarks, trade names, patents and applications for patents, copyrights, licenses, improvements, processes and secret formulae used in connection with, or secured under letters patent of the United States or elsewhere or otherwise, and whether or not in any way relating to any of the businesses aforesaid, and to use, exercise, develop and grant licenses in respect of or otherwise turn to account, any such trademarks, patents, licenses, processes and the like of any such copyrights.

      5. To acquire, by purchase, subscription or otherwise, and to invest in, hold, sell, exchange or otherwise dispose of, pledge, hypothecate and deal in and with stocks, bonds, notes or other securities, and all other interests in and claims upon any person, firm, association, trust, joint stock company or corporation, public, private or municipal of this, or any other state, territory or country; and to issue stocks, bonds, or other obligations of this Corporation in exchange therefor; and to exercise any and all rights of ownership thereof including the right to vote thereon.

      6. To borrow money and otherwise contract indebtedness, and to issue its bonds, notes, debentures, or other evidences of indebtedness therefor, and to


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secure the same by mortgage, pledge, or deed of trust of, or lien upon, any or all of its property, rights and franchises then owned, or afterwards acquired.

      7. To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

      8. To aid by loan, subsidy or otherwise, any corporation, joint stock company, trust, association, any obligation of which or any interest in which is held by this Corporation or in the affairs or prosperity of which this Corporation has a lawful interest, and to do all acts and things designed to protect, preserve, improve or enhance the value of such obligations or interest, to guarantee or become surety in respect to the contracts, dividends, stocks, bonds, notes and other obligations of such corporations, joint stock companies, trusts, or associations, and to secure the performance or payments of the same by mortgage of or lien upon any or all of the assets of this Corporation.

      9. To cause to be organized under the laws of any state a corporation or corporation for the purpose of accomplishing any or all of the purposes for which this Corporation is organized, and to cause the same to be dissolved, wound up, liquidated, merged or consolidated; and to sell or lease to any such corporation or to any other corporation or joint stock company, trust or association, the whole or any part of the property and assets of this Corporation, including its good will and the right to assume its name and to receive and accept in payment or exchange therefor, stocks, bonds, securities or other obligations of the transferee, or of other corporations, joint stock companies, trusts or associations; to consolidate, on such terms and conditions as may be agreed upon, by purchase or lease from, or sale or lease to, or by any other lawful method with any other corporation, joint stock company, trust or association of this or any other state or country.

      10. To act as agent or representative, broker or factor, for governments, corporations, joint stock companies, trusts, associations, firms or individuals; and to undertake and carry on the business of management.

      11. To have one or more offices, to carry on all or any of its operations and business, whether alone or in association with others, and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

      12. In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise and to have and exercise all the powers conferred upon corporations by the laws of the State of Delaware as in force from time to tlme, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.


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      Notwithstanding anything herein to the contrary, nothing herein contained shall be deemed to authorize the Corporation to engage in or conduct, in the State of Illinois, the business of a banking, insurance or building and loan corporation, or to act as an executor, guardian, conservator or in any other like fiduciary capacity, or otherwise to engage in any business the transaction of which is prohibited to it by the laws of the State of Illinois; or to carry on within the Commonwealth of Massachusetts any of the businesses enumerated in the first sentence of Section 2, Chapter 156 of the General Laws of Massachusetts as now amended, or to engage in or conduct the business of a common carrier.

      The foregoing clauses shall be construed both as objects and power; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.

      Fourth: The total number of shares of stock of all classes which the Corporation shall have the authority to issue is 203,000,000 shares. Of such shares 200,000,000 shall be Common Stock, $1.00 par value, and 3,000,000 shares shall be Serial Preferred Stock without par value.

      The minimum amount of capital with which the Corporation will commence business shall not be less than $1000.

      Shares of any series of Serial Preferred Stock which have been issued and reacquired in any manner and not held as uncancelled treasury shares, including shares redeemed or purchased (whether through the operation of a retirement or sinking fund or otherwise) and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, will have the status of authorized and unissued Serial Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Serial Preferred Stock.

1. Authorization of Board of Directors to Establish Series of Serial Preferred Stock

      The Board of Directors is hereby expressly authorized, within the limitations and restrictions stated herein, to provide from time to time for the issue of Serial Preferred Stock, in series, and is hereby expressly authorized with respect to each series, by resolution or resolutions providing for the issuance of each such series, to:

(a) issue one or more series of the Corporation's Serial Preferred Stock;

(b) fix the number of shares which will constitute any such series and the distinctive designation of each series;

(c) fix the stated value, if any, for such series, the consideration for which shares of such series may be issued and the amount of such consideration which


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shall be credited to the capital account;

(d) determine the voting rights, if any, of each series of Serial Preferred Stock which voting rights may be either general, limited or both;

(e) determine whether or not the shares of such series will be redeemable, and if redeemable, the price and terms and conditions on which shares of such series are redeemable;

(f) determine whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of such series, and the terms and provisions relative to the operation thereof;

(g) determine the rate of dividends of such series of stock and the conditions of payment and the preferences or relations to the dividends payable on any other class or classes of stock or any other series of the same class and whether and the extent to which such dividends shall be cumulative or noncumulative;

(h) determine, for such series of stock, the rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(i) determine if shares of such series of stock are to be convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, for each series which is convertible or exchangeable, to determine the price or prices or rates of exchange and the terms and conditions on which shares of such series may be converted or exchanged;

(j) determine for shares of any such series, such other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall not be inconsistent with the terms and provisions of this Article Fourth.

2. Rank

Each series of Serial Preferred Stock shall have such preferences as to dividends and assets and amounts distributable on liquidation, dissolution or winding up as shall be declared by the resolution or resolutions of the Board of Directors establishing such series; provided that all shares of Serial Preferred Stock shall be preferred over shares of common stock as to dividends. All shares of any one series shall rank equally.

3. Dividends

(a) The holders of Serial Preferred Stock shall be entitled to receive cash dividends when and as declared by the Board of Directors at such rate per share per annum, cumulatively if so provided, and with such preferences, as shall have been fixed by the Board of Directors, and not more, before any dividends shall be declared or paid upon or set apart for, the common stock or any other class of stock ranking junior to the Serial Preferred Stock, and


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such dividends on each series of the Serial Preferred Stock shall cumulate, if at all, from and after the dates fixed by the Board of Directors with respect to such cumulation. Accrued dividends shall bear no interest.

(b) If dividends on the Serial Preferred Stock are not declared in full then dividends shall be declared ratably on all shares of stock of each series of equal preference in proportion to the respective unpaid cumulative dividends, if any, to the end of the then current dividend period. No ratable distribution shall be declared or set apart for payment with respect to any series until accumulated dividends in arrears in full have been declared and paid on any series standing senior in preference.

(c) Unless dividends on all outstanding shares of series of the Serial Preferred Stock having cumulative dividend rights shall have been fully paid for all past quarterly dividend periods, and unless all required sinking fund payments, if any, shall have been made or provided for no dividend (except a dividend payable in common stock and/or any other class of stock ranking junior to the Serial Preferred Stock) shall be paid upon or declared or set apart for the common stock or any other class of stock ranking junior to the Serial Preferred Stock.

(d) Subject to the foregoing provisions, the Board of Directors may declare and pay dividends on the common stock and on any class of stock ranking junior to the Serial Preferred Stock, to the extent permitted by law.

4. Liquidation, Dissolution, or Winding Up

(a) In the event of any liquidation or dissolution or winding up of the Corporation ("liquidation") the holders of the Serial Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation full payment of any applicable liquidation preference fixed for each series, pursuant to subparagraph (h) of Section 1 of this Article Fourth, by the resolution or resolutions of the Board of Directors establishing such series, together with unpaid cumulative dividends thereon to the date of liquidation, and no more.

(b) If upon liquidation the assets of the Corporation available for distribution to stockholders shall be insufficient to permit the payment in full of any preferential amounts payable to the holders of the Serial Preferred Stock, then ail such assets shall be distributed ratably among the holders of all shares of stock of each series of equal preference in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. No ratable distribution shall be made with respect to any series until distributions in full have been paid to the holders of all series standing senior in preference.

(c) After satisfaction of any preferential requirements of any series of Serial Preferred Stock upon any liquidation of the Corporation, the holders of common stock, the holders of any other class of stock ranking junior to the series of Serial Preferred Stock that have a liquidation preference and the holders of any series of Serial Preferred Stock with no liquidation preference, shall be entitled to share ratably in the distribution of all remaining assets of the Corporation available for distribution.


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(d) A consolidation or merger of the Corporation with or into any other corporation or corporations, or the sale or conveyance (whether for cash, securities, or other property) of all or substantially all of the assets of the Corporation as an entirety, shall not be deemed or construed to be a liquidation of the Corporation for the purpose of the foregoing provisions of this Section 4 of this Article Fourth.

5. Pre-emptive Rights

      No holder of any stock of the Corporation of any class shall be entitled as a matter of right to subscribe for, purchase or receive any shares of stock of the Corporation of any class (or any obligation convertible into. or warrant or other instrument entitling the holder to purchase any stock of the Corporation of any class) which the Corporation may issue or sell whether out of the number of shares now authorized or hereafter authorized or out of shares of stock of the Corporation reacquired by it after issuance.

6. Voting Rights

(a) The holders of the common stock shall be entitled to one vote for each share held by them of record on the books of the Corporation. Subject to the provisions of this Section 6, the holders of the Serial Preferred Stock, whether voting generally or as a class, shall have such voting rights as shall be provided for in the resolution or resolutions of the Board of Directors establishing each series.

(b) If and whenever accrued dividends on any series of the Serial Preferred Stock shall not have been paid (or declared and a sum sufficient for the payment thereof set aside) in an amount equivalent to six (6) quarterly dividends or three (3) semiannual dividends on all shares of such series of the Serial Preferred Stock at the time outstanding, then and in such event, the holders of all series of the Serial Preferred Stock, voting separately as a class, shall be entitled, at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Serial Preferred Stock called as hereinafter provided, to increase the authorized number of directors of the Corporation by two (2) and to elect such two (2) directors in the manner hereinafter provided. At any time after such power shall have so vested in the holders of the Serial Preferred Stock and prior to the termination of such power as hereinafter provided, the Secretary of the Corporation may, and upon the written request of the holders of record of ten percent (10%) or more in voting rights of the Serial Preferred Stock then outstanding, addressed to him at the principal office of the Corporation in the Commonwealth of Massachusetts shall, call a special meeting of the holders of the Serial Preferred Stock for the election of the two (2) directors to be elected by them as hereinafter provided, to be held within sixty (60) days after delivery of such request and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for the next ensuing annual meeting of stockholders. No such special meeting and no adjournment thereof shall be held on a date less than thirty (30) days before the annual meeting of the


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stockholders or special meeting held in place thereof next succeeding the time when the holders of the Serial Preferred Stock become entitled to elect directors as above provided. If at any such annual or special meeting or any adjournment thereof, the holders of at least a majority of the Serial
Preferred Stock then outstanding shall be present or represented by Proxy, then, by vote of the holders of at least a majority of the Serial Preferred Stock present or so represented at such meeting, the then authorized number of directors of the Corporation shall be increased by two (2), and the holders of the Serial Preferred Stock shall be entitled to elect the additional directors so provided for. The directors so elected shall serve until the next annual meeting or until their respective successors shall be elected and qualified, unless all of the accrued and unpaid dividends on all of the outstanding shares of Serial Preferred Stock shall have been paid in full (or declared and a sum sufficient for the payment thereof set aside), whereupon the terms of office of the said two directors shall forthwith terminate, the number of the Board of Directors shall be reduced accordingly, and the holders of the Serial Preferred Stock voting as a group shall cease to be entitled to elect two directors except in the event that an amount equivalent to the six quarterly dividends or three semiannual dividends as the case may be, as hereinabove provided shall not have been paid (or declared and a sum sufficient for the payment thereof set aside), in which case the holders of the Serial Preferred Stock shall again be entitled to elect two directors in the manner hereinabove provided.

(c) If one or both of the two directors elected as above provided shall resign, die or be removed prior to the expiration of his term or their term, the vacancy or vacancies thereby created may be filled by the affirmative vote of a majority of the remaining directors then in office. If such vacancy or vacancies are not so filled within sixty (60) days after the creation thereof, the Secretary of the Corporation shall call a special meeting of the holders of the Serial Preferred Stock and such vacancy or vacancies shall be filled at such special meeting. Any director elected to fill any such vacancy by the remaining directors then in office may be removed from office by vote of the holders of a majority of the shares of the Serial Preferred Stock. The Secretary of the Corporation shall, within ten (10) days after delivery to the Corporation at its principal office in the Commonwealth of Massachusetts of a request for a special meeting for the purpose of removing such director, signed by holders of at least ten percent (10%) of the voting rights of the Serial Preferred Stock, call a special meeting for such purpose to be held within sixty (60) days after delivery of such request; provided, however, that the Secretary shall not be required to call such a special meeting in the case of any such request received less than ninety (90) days before the date fixed for the next ensuing annual meeting of stockholders.

(d) So long as any shares of Serial Preferred Stock shall be outstanding, the Corporation shall not, withstand the affirmative vote of the holders of at least two-thirds of the Serial Preferred Stock at the time outstanding, by an amendment to the Articles of Incorporation or Bylaws or by merger or consolidation,

(i) authorize any new class of stock which will rank either as to payment of dividends or distribution of assets senior to the Serial Preferred Stock, or


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(ii) alter materially the rights of the Serial Preferred Stock, so as to directly and adversely affect its dividend rates, amounts payable upon voluntary or involuntary liquidation, conversion rights, redemption prices or similar preferences, special rights or powers given to the Serial Preferred Stock;

provided, however, that no such vote or written consent of the Serial Preferred Stock shall be required if, at or prior to the time when the issuance of any such senior stock is to be made or any such change is to take effect, as the case may be, provision is made for the redemption of all shares of Serial Preferred Stock at the time outstanding.

(e) So long as any shares of Serial Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the Serial Preferred Stock at the time outstanding, by an amendment to the Certificate of Incorporation or Bylaws, or by merger or consolidation, authorize any class of stock which will rank either as to payment of dividends or distribution of assets on a parity with the Serial Preferred Stock; provided, that no such vote or written consent of the holders of the Serial Preferred Stock shall be required if, at or prior to the time when the issuance of any such stock on a parity with the Serial Preferred Stock is to be made, provision is made for the redemption of all shares of Serial Preferred Stock at the time outstanding.

(f) Nothing in paragraphs (d) or (e) of this Section 6 of this Article Fourth shall require a two-thirds or majority class vote or consent of the holders of the outstanding Serial Preferred Stock in connection with:

(i) any increase in the total number of authorized shares of common stock;

(ii) the issuance of any one or more series of the Serial Preferred Stock, or an increase in the issued number of shares of any such series;

(iii) the fixing of any of the relative rights, preferences or powers of any one or more series of the Serial Preferred Stock that may be fixed by the Board of Directors pursuant to Section 1 of this Article Fourth;

(iv) any changes in, or conversion of, the outstanding common stock of the Corporation or any other class of stock ranking junior to the Serial Preferred Stock;

(v) the authorization, or increase in the number of shares authorized, of common stock or any other class of stock ranking junior to the Serial Preferred Stock

(g) In any election in which the holders of the Serial Preferred Stock, voting as a class, are exercising their rights to elect two directors as hereinabove provided, the holders of such class of stock shall not be entitled to vote such stock with the holders of the common stock or any other stock entitled to vote in the election of any other directors.

Fifth: The Corporation shall have perpetual existence.


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Sixth: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

Seventh: Except to the extent anything to the contrary is provided in Section 6 of Article Fourth hereof:

 (a) The number of directors of the Corporation shall be not less than five
(5) nor more than fifteen (15). The number shall be fixed from time to time within such limits by or pursuant to the Bylaws of the Corporation. The directors other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987 and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with each member of each class to hold office until his successor is elected and qualified. At each annual meeting of the stockholders of the Corporation beginning in 1986, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and when successors shall have been elected and qualified.

 (b) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

 (c) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

 (d) Any director may be removed from office, but only with cause and by the affirmative vote of the holders of a majority of the voting power of all the shares of the Corporation then entitled to vote generally in the election of directors.

(e) Notwithstanding anything contained elsewhere in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75 percent of the voting power of all the shares of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article Seventh or to adopt any provision inconsistent therewith.


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(f) The directors of the Corporation need not be stockholders therein.

Eighth: Any shares of stock of any class, herein authorized or hereafter increased or created may be issued or purchased and sold, or any shares of stock of any other corporation may be purchased or otherwise acquired and sold from time to time by the Corporation, under authority or with the approval of the Board of Directors to any or all of the employees, including officers and directors, of the Corporation or of any corporation, trust or association in which or in the welfare of which the Corporation shall have any interest, and those actively engaged in the conduct of the business of the Corporation, or to a trustee or trustees on their behalf, on such basis of classification and eligibility, with payment at such price, at one time, or in such installments and with such credits, contributions, compensation for services or otherwise and on such other terms and conditions as may be determined from time to time by the Board of Directors.

      If and as provided by the Bylaws, the Board of Directors may from time to time provide and carry out and revise or change a plan or plans for the participation by all or any of the employees, including directors and officers of the Corporation or of any corporation in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses. The Board of Directors may also in its discretion, subject to any provision of the Bylaws applicable thereto, provide for the furnishing to said employees and persons or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as may be determined by the Board of Directors.

Ninth: The following provisions are hereby adopted for the regulation of the business and conduct of the affairs of the Corporation and for the purpose of creating, defining and regulating of powers of the directors and of the stockholders.

      1. The Board of Directors shall have the power to determine what portion of the consideration received for any of the shares of the capital stock of the Corporation shall be capital and what portion thereof shall be surplus, to make and alter the Bylaws of the Corporation, to fix from time to time the amount to be reserved as working capital or for other purposes, over and above its paid-in capital, and authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

      2. The Board of Directors shall have power to determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this Corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

      3. The Board of Directors shall have power of resolution or resolutions, passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

      4. The Board of Directors shall have plenary power and discretion to sell, lease, or otherwise dispose of, from time to time, any part or parts of the properties of the Corporation, and to sell or conduct the business connected therewith and again to resume the same, as it may deem best.

      5. The Board of Directors shall have power, pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as it deems expedient for the best interests of the Corporation.

      6. Both stockholders and directors shall have power, if the Bylaws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of the Corporation (subject to the provisions of the statutes) outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

      7. Any officer elected or appointed by the Board of Directors may be removed at any time and in such manner as shall be provided in the Bylaws of the Corporation.

      8. Elections shall be by ballot whenever requested by any person entitled to vote, but unless so requested may be conducted in any way approved at the meeting, whether of the stockholders or directors, at which such election is held.

      9. The Corporation may in its Bylaws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

      10. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware and this Certificate, and of the Bylaws of the Corporation.

      11. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or ommissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Corporation Law hereafter is amended to authorize, with the approval of a Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware Corporation Law as so amended. No amendment to alter or repeal this subparagraph 11 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Tenth: No contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall be in any way affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily and otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation provided that the fact that he or such firm is so interested shall be disclosed, or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.

Eleventh: In addition to any affirmative vote required by law or any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of not less than 75 percent of the Voting Stock shall be required for the approval or authorization of any Business Transaction with, or proposed by or on behalf of, a Related Person, or any Business Transaction in which a Related Person has an interest (except proportionately as a stockholder of the Corporation), or any Business Transaction of the type described in clause (f) of the definition of "Business Transaction"; provided, however, that the 75 percent voting requirement shall not be applicable if (i) Continuing Directors at the time constitute at least a majority of the entire Board of Directors of the Corporation and have expressly approved the Business Transaction, either specifically or as a transaction within an approved category of transactions, by at least a majority vote of such Continuing Directors, or (ii) all of the following conditions are satisfied.

      1. The Business Transaction is a merger or consolidation, or liquidation or dissolution, or sale, lease, exchange, transfer or other disposition of substantially all of the assets of the Corporation, and (a) the cash or fair market value (at the date of consummation of such Business Transaction) of the property, securities or other consideration to be received per share by holders of common stock of the Corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Purchase Price and such per share consideration is in cash or the same form as such Related Person has previously paid to acquire the largest number of shares of common stock of the Corporation acquired by such Related Person prior to such Business Transaction; and (b) the cash or fair market value (at the date of consummation of such Business Transaction) of the property, securities or other consideration to be received per share by holders of any class of Voting Stock other than common stock in connection with such Business Transaction is at least equal in value to the higher of such Related Person's Highest Purchase Price for such other class of stock or the highest preferential amount per share to which the holders of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

      2. After such Related Person has become the Beneficial Owner of not less than 10 percent of the Voting Stock and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock, except (i) as a part of the transaction which resulted in such Related Person becoming a Related Person or
(ii) as a result of a pro rata stock dividend or stock split; and

      3. Prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, (i) received the benefit (except proportionately as a stockholder of the Corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or any of its subsidiaries, or (ii) caused any material change in the Corporation's business, capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation to any third party, or common stock dividend rate or policy (except as approved by a majority of the Continuing Directors).

      4. A proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the Act") (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Transaction that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Transaction from a financial point of view to the holders of the outstanding shares of Voting Stock other than the Related Person, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

For the purposes of this Article Eleventh:

      1. The term "Business Transaction" shall mean (a) any merger or consolidation involving the Corporation or a subsidiary of the Corporation,
(b) whether in one transaction or a series of transactions, any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets either of the Corporation or of a subsidiary of the Corporation, (c) whether in one transaction or a series of transactions, any sale, lease, exchange, transfer, mortgage, pledge or other disposition of all or any part of the assets of an entity to the Corporation or a subsidiary of the Corporation if such assets would constitute a Substantial Part of the assets of the Corporation or such subsidiary immediately following consummation of such transaction, (d) the issuance, sale, exchange, transfer or other disposition by the Corporation or a subsidiary of the Corporation, of any securities of the Corporation or any subsidiary of the Corporation, except proportionately to the stockholders of the Corporation or of such subsidiary,
(e) any recapitalization or reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the proportionate voting power of a Related Person, (f) any liquidation, spin-off, split-up or dissolution of the Corporation, or any amendment to the Corporation's Bylaws, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

      2. The term "Related Person" shall mean and include (a) any individual, corporation, partnership, group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 1, 1985), association or other person or entity which, together with its Affiliates and Associates,
(i) is or has announced or publicly disclosed a plan or intention to become the Beneficial Owner of not less than 10 percent of the Voting Stock or (ii) was the Beneficial Owner of not less than 10 percent of the Voting Stock (x) at the time (or within one year prior to the time) the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time (or within one year prior to the time) a resolution approving the Business Transaction was adopted by the Board of Directors of this Corporation or (z) as of the record date of this Corporation (or within one year prior to such record date) for the determination of stockholders entitled to notice of and to vote on, or consent to, the Business Transaction, and (b) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include this Corporation, a wholly owned subsidiary of this Corporation, any employee stock ownership or other employee benefit plan of this Corporation or of any wholly owned subsidiary of this Corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

      3. The term "Beneficial Owner" shall be defined by reference to Rule
13d-3 under the Securities Exchange Act of 1934, as in effect on January 1, 1985; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire or vote any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such Voting Stock for purposes of determining whether such Beneficial Owner is a Related Person. For the purposes of determining whether a person is a Related Person pursuant to the preceding Paragraph 2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 3, but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      4. The term "Highest Purchase Price" shall mean the higher of (i) highest amount of consideration paid by such Related Person for a share of common stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) at any time on, or within two years prior to, the date such Related Person, including its Affiliates and Associates first became a Related Person and during any time while such Related Person was a Related Person or (ii) the fair market value per share of common stock on the date the Business Transaction is first publicly announced; provided, however, that the Highest Purchase Price shall be determined after appropriate adjustment to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of common stock of the Corporation, or the payment of a stock dividend thereon.

      5. The term "Substantial Part" shall mean more than 5 percent of the book value of the total assets of the entity in question, as reflected on the most recent fiscal year-end consolidated balance sheet of such entity existing at the time a resolution approving the Business Transaction involving the assets constituting any such Substantial Part was adopted by the Board of Directors of the Corporation.

      6. In the event of a merger in which the Corporation is the surviving corporation, or in the event of a sale, lease, exchange, transfer or other disposition of substantially all of the assets of the Corporation, the phrase "property, securities or other consideration to be received" shall include, without limitation, common and other capital stock of the Corporation retained by its stockholders (other than such Related Person).

      7. The term "Voting Stock" shall at any time mean all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, considered for the purpose of this Article Eleventh as one class; provided, however, that if the Corporation has shares of Voting
Stock entitled to more or less than one vote for any such share, for purposes of determining the number of outstanding shares of Voting Stocks each such share shall be deemed to be that number of shares of Voting Stock equal to the number of votes entitled to be cast by the holder thereof in respect of such shares; and provided further that if any of the Serial Preferred Stock authorized by Article Fourth is issued and outstanding with the right to vote as a class, the rights of the holders of said Serial Preferred Stock shall not
be affected by the vote of the Voting Stock unless the holders of said Serial
Preferred Stock voting as a class have also voted in favor of the Business
Transaction by any requisite majority and otherwise in accordance with the terms of said Serial Preferred Stock.

      8. The term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the Corporation prior to the time the Related Person in question, including its Affiliates and Associates, first became a Related Person or who subsequently became a director of the Corporation and whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the Continuing Directors then on the Board; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person (or an agent or other representative of a Related Person and the Business Transaction to be voted upon is with, or proposed by or on behalf of, such Related Person or is one in which such Related Person otherwise has an interest (except proportionately as a stockholder of the Corporation).

      9. The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

      10. The term "Associate", used to indicate a relationship with a specified person, shall mean (a) any corporation, partnership or other organization of which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any of its parents or subsidiaries and (d) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation).

      For the purpose of this Article Eleventh, if the Continuing Directors constitute at least a majority of the entire Board of Directors of the
Corporation, then a majority of such Continuing Directors shall have the power to make a good faith determination (which determination shall be final), on the basis of information known to them, of all questions arising under this
Article Eleventh, including, without limitation, (a) the number of shares of
Voting Stock of which any person is the Beneficial Owner, (b) whether a person is an Affiliate or Associate of another, (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (d) whether the assets subject to any Business Transaction constitute a Substantial Part, (e)
whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a stockholder of the Corporation), (f)
whether a Related Person has, directly or indirectly, received the benefits of
or caused any of the changes referred to in the first subparagraph 3 of this
Article Eleventh, (g) whether the cash and/or the fair market value of the consideration other than cash to be received per share by holders of common stock of the Corporation in connection with a Business Transaction described in the first subparagraph 1 of this Article Eleventh is at least equal in value to the Related Person's Highest Purchase Price, and (h) such other matters with respect to which a determination is required under this Article
Eleventh.


      The fact that any Business Transaction is one to which the 75 percent voting requirement of this Article Eleventh is not applicable shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Transaction.

      For the purposes of this Article Eleventh, a Business Transaction or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article Eleventh (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, a Related Person if (1) after the Related Person became such, the Proposed Action is proposed following the election of any director of the Corporation who with respect to such Related Person, would not qualify to serve as a Continuing Director or (2) such Related Person votes for or consents to the adoption of any such Proposed Action, unless as to such Related Person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Related Person, based on information known to them after reasonable inquiry.

      Nothing contained in this Article Eleventh shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

      Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the provisions of this Article Eleventh may not be repealed or amended in any respect, nor may any provision of the Certificate of Incorporation or Bylaws be adopted inconsistent with this Article Eleventh, unless such action is approved by the affirmative vote of the holders of not less than 75 percent of the Voting Stock; provided, however, that this paragraph shall not apply, and such 75 percent vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors.

Twelfth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     We, Thomas L. Phillips and Charles H. Resnick, hereby certify that we are respectively Chairman of the Board of Directors and Secretary of Raytheon Company; that at a meeting of the Board of Directors of said Corporation duly called and held on August 26, 1987, at which a quorum was present and acting throughout, the foregoing Restated Certificate of Incorporation was unanimously adopted as the Certificate of Incorporation of Raytheon Company.

      IN WITNESS WHEREOF we have hereunto set our hands as such Chairman of the Board of Directors and Secretary and affixed the seal of said Raytheon Company this 26th day of August, 1987.





                                                Thomas L. Phillips
      Raytheon Company          Chairman of the Board of Directors
            1928
          Delaware            ATTEST:           Charles H. Resnick
                                                      Secretary
      CORPORATE SEAL

COMMONWEALTH OF MASSACHUSETTS

                                    ss.
COUNTY OF MIDDLESEX



      BE IT REMEMBERED that on this 26th day of August, 1987, personally came before me, Michael J. Hally, Jr., a Notary Public in and for the County and Commonwealth aforesaid, Thomas L. Phillips, Chairman of the Board of Directors of Raytheon Company, a corporation of the State of Delaware, the Corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Thomas L. Phillips as such Chairman of the Board of Directors, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said Corporation; that the signatures of the said Chairman of the Board of Directors and of the Secretary of said Corporation to said foregoing certificate are in the handwriting of the said Chairman of the Board of Directors and Secretary of said Corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said Corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

Michael J. Hally, Jr.                           Michael J. Hally, Jr.
Notary Public                                         Notary Public
My commission expires December 17, 1993
Commonwealth of Massachusetts


NOTARIAL SEAL

                           CERTIFICATE OF AMENDMENT

                                      TO

                      RESTATED CERTIFICATE OF CORPORATION

      Raytheon Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST Set forth below are resolutions duly adopted by the Board of Directors of the Corporation at a meeting duly called and held June 28, 1995 and at which a quorum was present and acted throughout, which resolutions were amended by the Executive Committee of the Corporation by unanimous written consent dated August 1, 1995:

            WHEREAS, the Board of Directors deems it advisable and in the best interests of the Corporation to amend its Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $1.00 per share, from 200,000,000 to 400,000,000.

            NOW, THEREFORE, BE IT VOTED, That subject to approval of the stockholders of the Corporation entitled to vote thereon, the first paragraph of Article Fourth of the Corporation's Restated Certificate of Incorporation be, and it hereby is, amended in its entirety to be and read as follows:

            "Fourth: The total number of shares of stock of all classes which the Corporation shall have the authority to issue is 403,000,000 shares. Of such shares, 400,000,000 shall be Common Stock, $1.00 par value, and 3,000,000 shares shall be Serial Preferred Stock without par value."

      and further

            VOTED, that the officers of the Corporation be, and they hereby are, authorized and directed to call a special meeting of the stockholders entitled to vote in respect of the foregoing amendment for the consideration of such amendment; and further

            VOTED, that subject to the approval by the holders of a majority or the shares of outstanding stock entitled to vote thereon, the officers of the Corporation be, and they hereby are, authorized and directed to prepare and file or cause to be prepared and filed with the Secretary of State of the Stare of Delaware a Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation reflecting the above authorized amendment and to do and take or cause to be done or taken all such further things and acts as any of them shall deem necessary or desirable in order to carry out the intent and purposes of the foregoing votes, including without limitation filing supplemental listing applications with each exchange on which the Corporation's stock is listed.

SECOND That pursuant to vote of the Board of Directors a Special Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the statute were voted in favor of the amendment.

THIRD That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by Thomas D Hyde, its Vice President and General Counsel, this 27th day of September, 1995.


                                                Raytheon Company


                                          /s/  Thomas D. Hyde
                                    Vice President and General Counsel